UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2013

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission file number)	45-3691816 (I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas (Address of principal executive offices)	77027 (Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, Thomas L. Mitchell resigned as Executive Vice President, Chief Financial Officer and as a member of the Board of Directors of Midstates Petroleum Company, Inc. (the “Company”). Mr. Mitchell has accepted a position with another company and his resignation from the Company will be effective January 6, 2014.

On December 11, 2013, the Company appointed Nelson Haight, the Company’s current Vice President and Chief Accounting Officer, to serve as the Company’s Senior Vice President and Chief Financial Officer, in addition to his role as Chief Accounting Officer, effective January 6, 2014.

Mr. Haight, age 48, is a Certified Public Accountant and has served in his current position with the Company since August 2013 and served as the Company’s Vice President and Controller from December 2011 to August 2013. Prior to joining the Company, Mr. Haight was a partner with the audit firms of GBH CPAs from November 2008 to December 2011 and Malone Bailey, PC from July 2007 to November 2008.  Prior to those positions, Mr. Haight served in a variety of public accounting and finance roles and began his career in 1988 with Arthur Anderson and Co. The selection of Mr. Haight to serve as Senior Vice President, Chief Financial Officer and Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Haight and any director or other executive officer of the Company and there are no related person transactions between the Company and Mr. Haight reportable under Item 404(a) of Regulation S-K.  The Company will update this Form 8-K by amendment to include Mr. Haight’s amended compensation arrangements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: December 12, 2013
	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President — Legal

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